EXHIBIT 23
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                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 30, 1998 included in the Annual Report on Form 10-K for NIPSCO Industries, Inc. for the year ended December 31, 1997 and our report dated April 28, 1998, included in the Quarterly Report on Form 10-Q for NIPSCO Industries, Inc. for the period ended March 31, 1998 and to all references made to our Firm included in this Registration Statement.



                                    /s/ Arthur Andersen LLP
                                    -------------------------------------
                                    ARTHUR ANDERSEN LLP


Chicago, Illinois,
July 14, 1998